                                                                    Exhibit 21.1


                             List of Subsidiaries
                             --------------------

        Name of Subsidiary                      Jurisdiction of Organization
        ------------------                      ----------------------------
      Creditrust Funding I LLC                            Delaware
      Creditrust SPV2, LLC                                Delaware
      Creditrust SPV98-2, LLC                             Delaware